EXHIBIT 23.3

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO 80401
Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-139615, 333-139617, 333-139961, and 333-149208) and Form S-3 (Nos. 333-132909 and 333-142925) of General Moly, Inc. of the information in our reports referenced or included in the Mount Hope Project Molybdenum Mine and Process Plant Feasibility Study for the Mt. Hope Project referenced herein.

INDEPENDENT MINING CONSULTANTS, INC.

By:	/s/ John M. Marek
Name: John M. Marek
Title: President

Dated: March 21, 2008